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                                                                       EXHIBIT 5
NABORS CORPORATE SERVICES, INC.


                                  April 9, 1999


Nabors Industries, Inc.
515 West Greens Road
Suite 1200
Houston, Texas  77067

                  Re: Registration of 322,711 shares of Common Stock, par value $.10 per share (the "Common Stock"), of Nabors Industries, Inc. under the Securities Act of 1933, as amended

Ladies and Gentlemen:

         In my capacity as an Associate Counsel of Nabors Corporate Services, Inc., a Delaware corporation, I have been asked to render this opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement"), being filed contemporaneously herewith by Nabors Industries, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering an aggregate of 322,711 shares of Common Stock (the "Option Stock") to be issued upon the exercise of options (the "Options") originally granted by Bayard Drilling Technologies, Inc. ("Bayard") and assumed by the Company pursuant to the Agreement and Plan of Merger, dated as of October 19, 1998, amended as of January 15, 1999 and February 12, 1999, by and among the Company, Nabors Acquisition Corp. VII and Bayard.

         In that connection, I have examined the Restated Certificate of Incorporation and the By-Laws of the Company and proceedings of the Company relating to the issuance of the Option Stock upon the exercise of the Options and such other instruments and documents as I deemed relevant under the circumstances.

         In making the aforesaid examinations, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to me as photostatic copies. I have also assumed that the corporate records furnished to me by the Company include all corporate proceedings taken by the Company to date.

         Based upon the subject to the foregoing, I am of the opinion that the Option Stock to be issued upon the exercise of the Options has been duly and validly authorized and, when issued and paid for as described in the Options, will be duly and validly issued, fully paid and nonassessable.

         I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ Katherine P. Ellis

                                       Katherine P. Ellis
                                       Associate Counsel

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